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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is entered into on September 1, 2000, by and between VIALOG
CORPORATION, a Massachusetts corporation (the "Company" or "VIALOG") and ROBERT SAUR ("Mr. Saur").

                                     FACTS

     The Company desires to employ Mr. Saur as CHIEF INFORMATION OFFICER, with the duties, responsibilities, rights and obligations set forth below, and Mr. Saur desires to be so employed.

     In Mr. Saur's capacity as Chief Information Officer, he will obtain access to, and be in a position to adversely affect, the confidential information and good will of VIALOG and its subsidiaries (VIALOG and the subsidiaries collectively and each individually referred to as the "VIALOG Group").

                                   AGREEMENT

     In consideration of the foregoing and of the covenants and agreements set forth in this Agreement, the Company and Mr. Saur agree, as follows:

      1. Term. The term of this Agreement will commence as of October 18, 1999
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(the "Effective Date"), and will continue from year-to-year thereafter, unless terminated in accordance with the provisions of Section 6 of this Agreement or not renewed in accordance with the provisions of Section 7 of this Agreement (the "Term").

     2.  Duties and Responsibilities.
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         (a) The Company agrees to employ Mr. Saur, and Mr. Saur agrees to be employed, as Chief Information Officer, and Mr. Saur will perform all of the duties and responsibilities of said office, subject to direction by the President and Chief Executive Officer of the Company. In addition, Mr. Saur will perform such other specific tasks and
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     responsibilities, consistent with his position as Chief Information
     Officer, as may be assigned to him from time to time by the President and Chief Executive Officer and the Board of Directors of the Company.

        (b) The Company will have the right to reassign Mr. Saur to such other positions in the Company or within the VIALOG Group as the Company may determine, so long as such other positions involve a substantially similar level of compensation, authority and responsibility as the position of Chief Information Officer. However, Mr. Saur will not be required to locate outside the Greater Boston metropolitan area, without his consent.

       (c) Mr. Saur will carry out his duties in a professional and competent manner and will devote his full business time, labor, skill and best efforts to carrying out his duties and responsibilities under this Agreement. Mr. Saur shall not engage in any other business activity during the term of this Agreement, except as may be approved by the Board of Directors.

       (d) Mr. Saur will travel to whatever extent may be reasonably necessary in the conduct of the VIALOG Group's business and his duties and responsibilities under this Agreement.

3.  Compensation.
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       (a) Subject to Mr. Saur's adherence to the responsibilities and obligations under this Agreement, the Company agrees to pay Mr. Saur a base compensation at the bi-weekly rate of Five Thousand Nine Hundred Sixty-One and 54/100 Dollars ($5,961.54), less all lawful holdings and deductions, which, if annualized, would equal One Hundred Fifty-Five Thousand Dollars ($155,000.00).

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       (b) Mr. Saur will be eligible for such increases in base compensation and to participate in the Company's annual bonus compensation program, with a maximum potential annual pay-out of thirty percent (30%) of his base annual salary, as determined by the Board of Directors.

     4.  Benefits, Vacation and Stock Options.
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       (a) Mr. Saur will be eligible to participate in and/or receive such health, dental and other group benefit plans and vacation as the Company generally makes available to other employees on similar terms. The Company reserves the right to change or amend benefits at any time without prior notice.

       (b) The Company will purchase a term life insurance policy in the amount of One Million Dollars ($1,000,000.00) on Mr. Saur's behalf, and will pay the annual premium on such policy during the term of this Agreement.

       (c) Mr. Saur acknowledges that any and all benefits may be subject to state and/or federal taxation.

     5. Expense Reimbursement. Mr. Saur will be entitled to reimbursement for
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all reasonable and necessary business expenses properly incurred by him in connection with the performance of his duties and responsibilities under this Agreement, upon submission of documentation in accordance with such procedures as the Company may establish from time to time.

     6. Termination. The Company may terminate Mr. Saur's employment at any time
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during the Term for any reason, as follows:

        (a) By the Company for Cause. The Company has the right to terminate Mr.
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     Saur's employment immediately for "Cause." For purposes of this Agreement only, the term "Cause" means: material breach of any provision of this Agreement; misconduct; nonperformance of Mr. Saur's duties or responsibilities; incompetence; inability to perform the essential functions of the office of Chief Information Officer,

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     with or without reasonable accommodation as defined by the Americans With
     Disabilities Act ("ADA"); conviction of, or admission to, a felony or other crime involving moral turpitude; any act involving theft, embezzlement or fraud; or a material violation of any written policy of the Company. If Mr. Saur's employment is terminated for Cause, the Company will only be obligated to pay his base compensation through the date of such termination, together with such other benefits or payments to which Mr. Saur may be entitled (in the event of a Cause termination) by law or pursuant to benefit plans of the Company then in effect. Mr. Saur will remain bound by his obligations under Sections 8, 9 and 10 of this Agreement.

       (b) Death. In the event of Mr. Saur's death, the Company will pay to Mr.
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     Saur's estate, designated beneficiary, or legal representative such base compensation and provide such comparable group health insurance benefits as Mr. Saur would have received (at such times as Mr. Saur would have received them) for a period equal to six (6) months after the date of death, together with such other benefits or payments to which Mr. Saur may be entitled by law or pursuant to benefit plans of the Company then in effect. For purposes of this Agreement, death shall terminate the Agreement.

       (c) Resignation and Termination Other than for Cause or Death. The
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     Company has the right to terminate Mr. Saur's employment other than for cause or death, without prior notice. Mr. Saur may terminate his employment upon thirty (30) days prior written notice to the Company. Mr. Saur will, in any event, remain bound by his obligations under Sections 8, 9 and 10 of this Agreement. If Mr. Saur's employment is terminated by Mr. Saur, he will not be entitled to any severance payments. If Mr. Saur's employment is terminated by the Company pursuant to this Section 6 (c), he will be entitled to a severance payment equal to six (6) months pay at his then current base rate of compensation, less all lawful withholdings and deductions, such severance payment to be paid in accordance with the regular pay periods of the Company.

     7. Renewal. This Agreement shall automatically renew year after year upon
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the anniversary date of the Agreement, unless either party provides the other with notice of its intent

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not to renew the Agreement no less than ninety (90) days prior to the anniversary date of the Agreement.

    8. Confidentiality. Mr. Saur will not at any time, without the Company's
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prior written consent, reveal or disclose to any person outside of the VIALOG
Group, except in pursuit of the VIALOG Group's business, or use for his own benefit or the benefit of any other person or entity, any confidential or proprietary information concerning the business or affairs of the VIALOG Group, or concerning the customers, clients or employees of the VIALOG Group ("Confidential and Proprietary Information"). For purposes of this Agreement, Confidential and Proprietary Information includes, but is not limited to: financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers, or clients. Confidential and Proprietary Information does not include information already available to the public through no act of Mr. Saur, nor does it include salary, bonus or other personnel information specific to Mr. Saur.

     Mr. Saur further understands and agrees that all Confidential and Proprietary Information, however or whenever produced, will be the VIALOG Group's sole property. Upon the termination of Mr. Saur's employment, Mr. Saur will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Mr. Saur's possession, custody or control that belong to the VIALOG Group, and/or that contain, in whole or in part, any Confidential or Proprietary Information.

     9.  Inventions.  During the Term of this Agreement, Mr. Saur will promptly
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disclose to the Company or any successor or assign, and grant to the Company and its successors and assigns (without any separate remuneration or compensation other than that received by Mr. Saur in the course of employment), Mr. Saur's entire right, title and interest in and to any and all inventions, developments, discoveries, models, or any other intellectual property of any type or

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nature whatsoever ("Intellectual Property") developed during the Term of this
Agreement, whether developed by Mr. Saur during or after business hours, or alone or in connection with others, reasonably related to the business of the Company, the Subsidiaries and their respective successors or assigns, determined as such business is constituted at the time of the invention. Mr. Saur agrees, at the Company's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Company, its affiliates, successors, assigns, nominees or designees, and to cooperate fully and assist the VIALOG Group in any litigation or other proceedings involving any such Intellectual Property.

     10. Restrictive Covenants. During the Restricted Period, as defined below,
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Mr. Saur will not, directly or indirectly, for his own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

         (a) engage in any business in competition with the then business of the VIALOG Group, or in competition with any business that the VIALOG Group, to Mr. Saur's knowledge, actively was planning to enter at the time of the termination of Mr. Saur's employment;

         (b) solicit or accept business in competition with the VIALOG Group from any (i) clients of the VIALOG Group who were clients of the VIALOG Group at the time of the termination of Mr. Saur's employment, or who were clients during the two-year period preceding such termination, or (ii) any prospective clients of the VIALOG Group who, within two (2) years prior to such termination, had been solicited directly by Mr. Saur or where Mr. Saur supervised or participated in such solicitation activities;

         (c) hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the VIALOG Group, or solicit or induce, or attempt to solicit or induce, any of the VIALOG Group's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the VIALOG Group; or

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         (d) speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the VIALOG Group.

     For purposes of this Agreement, the Restricted Period will be a period beginning on the Effective Date and ending on the later of two (2) years after
(i) this Agreement terminates, or (ii) the end of the Severance Period.

     Mr. Saur may own not more than five percent (5%) of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the VIALOG Group, so long as Mr. Saur does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

     Mr. Saur understands and agrees that, by virtue of his position with the Company, he will have substantial access to and impact on the good will, confidential and proprietary information and other legitimate business interests of the VIALOG Group, and therefore will be in a position to have a substantial adverse impact on the VIALOG Group's business interests should he engage in business in competition with the VIALOG Group. Mr. Saur acknowledges that his adherence to the restrictive covenants set forth in this Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section are enforceable in all respects. Mr. Saur consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law, and he shall pay reasonable attorney's fees incurred by the Company to enforce this Section of the Agreement.

     11. Specific Performance. Mr. Saur acknowledges that the VIALOG Group's
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remedy at law for breach of Sections 8, 9 and 10 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the VIALOG Group is entitled to injunctive relief and to enforce its rights by an action for specific performance.

     12. Choice of Law. This Agreement, and all disputes arising under or
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related to it, will be governed by the law of the Commonwealth of Massachusetts.

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     13. Choice of Forum. All disputes arising under or out of this Agreement
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will be brought in courts of competent jurisdiction located within the
Commonwealth of Massachusetts.

     14. Assignment. This Agreement, and the rights and obligations of Mr. Saur
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and the Company, inures to the benefit of and is binding upon Mr. Saur, his heirs and representatives, and upon the Company, the Subsidiaries and their respective successors and assigns. This Agreement may not be assigned by Mr. Saur. This Agreement may be assigned by the Company to any member of the VIALOG Group.

     15. Notices. All notices required by this Agreement will be in writing and
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will be deemed to have been duly delivered when delivered in person, or when mailed by certified mail, return receipt requested, or nationally recognized next day delivery service, as follows:

          (a) If to Mr. Saur, to the address which appears below Mr. Saur's signature to this Agreement; and

          (b)  If to the Company, to the following address:

               William Beaton, Vice President, Human Resources
               35 New England Business Center, Suite 160
               Andover, MA 01810

or to such other address as a party specifies in writing given in accordance with this Section.

     16. Severability. If any one or more of the provisions of this Agreement is
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held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

     17. Consultation with Counsel; No Representations. Mr. Saur acknowledges
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that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company

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has made no representations or warranties to Mr. Saur concerning the terms, enforceability or implications of this Agreement other than are as reflected in this Agreement.

     18.  Completeness of Agreement.  This Agreement contains all the terms and
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conditions agreed upon by the parties with reference to the subject matters contained in this Agreement. No other agreement, oral or otherwise, will be deemed to exist or to bind either of the parties to this Agreement. No representative of any party to this Agreement had, or has, any authority to make any representation or promise not contained in this Agreement, and each of the parties to this Agreement acknowledges that such party has not executed this Agreement in reliance upon any such representation or promise. This Agreement cannot be modified, except by a written instrument signed by both parties.

EMPLOYEE                          VIALOG CORPORATION


/s/ Robert Saur                   By:  /s/ Kim A. Mayyasi
-------------------------------      --------------------------------
Robert Saur                          Kim A. Mayyasi
                                     President and Chief Executive Officer

Address:

4 Mountain Home Road
Londonderry, NH 03053


Date:      September 1, 2000      Date:      September 21, 2000
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